Exhibit 21.1

List of Subsidiaries

UGopherServices Corp., a Georgia company (100%)

Ugopherservices Limited, England and Walesa private limited company (1005) Inactive

Gopher Protocol Costa Rica Sociedad De Responabilidad Limitada (50%) (inactive)